UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin	39-1098068
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.00% Perpetual Preferred Stock, Series B	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-156251

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of 8.00% Perpetual Preferred Stock, Series B, par value of $1.00, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) of Associated Banc-Corp, a Wisconsin corporation (the “Company”). The descriptions set forth under the sections “Description of Depositary Shares” and “Description of Series B Preferred Stock” in the prospectus supplement dated September 7, 2011, as filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2011 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus included in the automatic shelf registration statement on Form S-3 (No. 333-156251) of the Company (the “Registration Statement”), as filed with the Commission on December 17, 2008, are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: October 5, 2011	By:	/s/ BRIAN R. BODAGER
Brian R. Bodager
Executive Vice President, General Counsel and Corporate Secretary

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